UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2009

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Liberty Media Corporation (the “Corporation”) has delivered to its executive officers and directors (collectively, the “Covered Persons”) a notice under Rule 104 of Regulation BTR, pursuant to which the Corporation has imposed a “blackout” period in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 (“SOX”) and the Securities and Exchange Commission regulations.

Because a blackout period has been imposed under the Corporation’s 401(k) Savings Plan (the “Plan”) beginning today at 4:00 p.m. New York City time and ending on or about November 27, 2009, the Corporation is also imposing a SOX blackout period beginning today at 4:00 p.m. New York City time and ending on or about November 27, 2009.  The blackout period under the Plan is needed in connection with the transition of the Corporation’s Series A Liberty Entertainment common stock (“LMDIA”) and Series B Liberty Entertainment common stock (“LMDIB” and, together with LMDIA, the “Entertainment Group tracking stock”) held by the Plan as a result of the proposed partial redemption of the Entertainment Group tracking stock and related business combination transaction among the Corporation, Liberty Entertainment, Inc. (“LEI”), DIRECTV and certain other persons (the “DTV Business Combination”), in which each of LEI and DIRECTV will become wholly owned subsidiaries of a new public company to be named DIRECTV (“Holdings”).  These transactions are subject to the satisfaction or waiver of various closing conditions.

While the SOX blackout period is in effect, the Covered Persons (and their immediate family members who share their respective residences) should not, directly or indirectly, engage in any purchase, sale, transfer, acquisition, or disposition of (i) during the period prior to the closing of the DTV Business Combination, any equity securities of the Corporation relating to the Corporation’s Entertainment Group tracking stock, including common stock and options, and (ii) during the period after the closing of the DTV Business Combination, any equity securities of Holdings, including common stock and options.

The notice was not provided to the Covered Persons at least 15 calendar days prior to the commencement of the SOX blackout period (as required by Rule 104(b)(2)(i) of Regulation BTR).  Although the Corporation had a good faith basis to believe that the concurrent nature of the transactions would result in the Holdings shares reaching the market promptly following the closing of the DTV Business Combination, the Corporation has since learned that procedural delays associated with the cash-out of fractional LEI shares will cause the Depository Trust Company to be unable to distribute Holdings shares into the “street side” accounts in sufficient time to avoid a SOX blackout period.  Accordingly, based on current information, the Corporation now believes a SOX blackout period is necessary and has provided the Covered Persons with the requisite notice under Rule 104(b)(2)(ii) of Regulation BTR.

If the Covered Persons have any questions pertaining to the notice or the SOX blackout period, they were directed to contact Charles Tanabe, Pam Coe or Craig Troyer in the Legal Department of the Corporation by telephone at 720-875-5400 or by mail at 12300 Liberty Boulevard, Englewood, CO 80112.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2009

LIBERTY MEDIA CORPORATION

By:	/s/ Mark E. Burton
Name: Mark E. Burton
Title: Vice President